Exhibit 10.12

AMENDMENT NUMBER THREE

TO THE

THE DRESS BARN, INC. 162(m) EXECUTIVE BONUS PLAN

WHEREAS, subject to the consummation of the reorganization (the “Reorganization”) of The Dress Barn, Inc. (“DBI”), Ascena Retail Group, Inc. (the “Company”), as successor to DBI, maintains The Dress Barn, Inc. 162(m) Executive Bonus Plan (the “Plan”); and

WHEREAS, the Company desires to amend the Plan, effective upon the consummation of the Reorganization, to update the Plan’s name and any references to DBI therein, and to change the Plan’s governing law to reflect the Company’s state of incorporation.

NOW, THEREFORE, the Plan is hereby amended, effective upon the consummation of the Reorganization, as follows:

1.           Section 2(c) of the Plan is amended in its entirety to read as follows:

“(c)       “Company” - shall mean Ascena Retail Group, Inc., and any successor by merger, consolidation or otherwise.”

2.	Section 2(n) of the Plan is amended in its entirety to read as follows:

“(n)       “Plan” - shall mean this Ascena Retail Group, Inc. Executive 162(m) Bonus Plan.”

3.           Any remaining references in the Plan to “The Dress Barn, Inc.” are hereby replaced with “Ascena Retail Group, Inc.”

4.           Section 13 of the Plan is hereby amended to delete the reference to “Connecticut” and replace it with “Delaware.”

IN WITNESS WHEREOF, the Company has caused this amendment to be executed this 17th day of December, 2010.

ASCENA RETAIL GROUP, INC.

By: /s/ Armand Correia

Title: EVP, CFO